UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REATA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2019

at 8:00 a.m. Central Daylight Time

at

5320 Legacy Drive

Plano, Texas 75024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of Reata Pharmaceuticals, Inc., a Delaware corporation, or the Company, to be held on June 12, 2019, at 8:00 a.m. Central Daylight Time, at our offices located at 5320 Legacy Drive, Plano, Texas 75024.  Only stockholders who held stock at the close of business on the record date, April 18, 2019, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon:

(1)

the election of two directors, J. Warren Huff and Jack B. Nielsen, to serve as Class I directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death;

(2)	the approval of the Company’s Second Amended and Restated Long Term Incentive Plan, or LTIP, which, if approved, amends and restates the Company’s Amended and Restated 2007 Long Term Incentive Plan;
(3)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(4)	the transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The accompanying proxy statement more fully describes the details of the business to be conducted at the Annual Meeting.  Proposal 1 relates solely to the election of the two directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.  After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR the two director nominees, FOR approval of the LTIP and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.  In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible during normal business hours at our principal place of business for ten days prior to the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our notice of annual meeting, proxy statement and 2018 annual report to stockholders online, with paper copies available free of charge upon request.  On or about April 30, 2019, we began mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, instead of a paper copy of our proxy materials.  The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet.  The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials.  All stockholders who have so requested will receive a paper copy of the proxy materials by mail.  We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials.

Your vote is important.  Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the telephone at 1-866-250-6195 or via the Internet at www.proxypush.com/RETA or by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope.

We look forward to speaking with you at the Annual Meeting.

Sincerely,

J. Warren Huff
Chief Executive Officer
April 30, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2019

Our notice of annual meeting, proxy statement, form of proxy card or voting instruction form and 2018 annual report to stockholders are available on the internet at www.proxypush.com/RETA.

i

ii

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2019

at 8:00 a.m. Central Daylight Time

at

5320 Legacy Drive

Plano, Texas 75024

Questions AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

1. What are proxy materials?

The proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors, or our Board, of Reata Pharmaceuticals, Inc., or Reata, the Company, we or us, for use at the Company’s 2019 Annual Meeting of Stockholders, or Annual Meeting, to be held on June 12, 2019, at 8:00 a.m. Central Daylight Time, at our offices located at 5320 Legacy Drive, Plano, Texas 75024.  The proxy materials include the notice of annual meeting of stockholders, this proxy statement for the Annual Meeting, a 2018 annual report to stockholders and the proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting.  As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.  This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet.  Accordingly, on or about April 30, 2019, we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how to access the proxy materials and how to vote online.  Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials.  In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.  We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our proxy materials.  Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

2. Who is entitled to vote at the Annual Meeting?

Only holders of record of our Class A common stock and Class B common stock, or our common stock, at the close of business on April 18, 2019, or the Record Date, are entitled to notice of and to vote at the Annual Meeting.  Each share of Class A common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting, and each share of Class B common stock is entitled to three votes on all matters to be voted upon at the Annual Meeting.  On the Record Date, 24,416,689 shares of Class A common stock were issued and outstanding (constituting 24,416,689 votes), and 5,639,204 shares of Class B common stock were issued and outstanding (constituting 16,917,612 votes).  Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.  Holders of common stock do not have the right to cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the voting power of outstanding shares of Class A common stock and Class B common stock on the Record Date (constituting 20,667,151 votes) will constitute a quorum for the transaction of business at the Annual Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting.  Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

You are a stockholder of record if your shares of our common stock are registered directly in your own name with our transfer agent, American Stock Transfer & Trust Company, LLC, or AST.  You are a beneficial owner of shares of our common stock if a brokerage firm, bank or other agent, called a “nominee,” holds your stock.  This is often called ownership in “street name” because your name does not appear in the records of AST.  If you are a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.  If you hold any shares in street name, you have the right to direct your nominee how to vote your shares.  Beneficial owners are also invited to attend the Annual Meeting.  If you hold any shares of common stock in street name, you should receive a voting instruction form from your nominee.

3. How do you vote your shares?

If you are a stockholder of record, there are four ways to vote:

•	In Person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
•

Via the Internet.  You may vote by proxy via the internet at www.proxypush.com/RETA by following the instructions provided on the Notice of Internet Availability or proxy card.  You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•

By Telephone.  If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-250-6195.  You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•	By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.

If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:

•

In Person.  If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the nominee that holds your shares.  Please contact that nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may provide voting instructions via the internet by following the instructions provided on the Notice of Internet Availability or your voting instruction form.
•	By Telephone. If it is allowed by your nominee, you may provide voting instructions via the telephone by calling the toll free number found on your voting instruction form.
•	By Mail. You may provide voting instructions by filling out the voting instruction form and returning it in the postage-prepaid envelope provided.

4. What if you receive more than one proxy card or voting instruction form?

This means that you may have more than one account at AST, with a nominee, or both.  Please vote all proxy cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.

5. How may you revoke your proxy or voting instructions?

If you are a stockholder of record, you may revoke or amend your proxy at any time before it is voted at the Annual Meeting by writing to us directly “revoking” your earlier proxy, submitting a new proxy with a later date by mail, by telephone or via the internet or by attending the Annual Meeting and voting in person.  Your last dated proxy timely received prior to the Annual Meeting, or vote cast at the Annual Meeting, will be counted.  If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

6. What is discretionary authority?

If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the Annual Meeting in the manner recommended by the Board.  If other matters not included in this proxy statement properly come before the Annual Meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you in their discretion.  At this time, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.  If you are a beneficial owner of shares held in street name, please see the discussion below regarding broker non-votes and the rules related to voting by nominees.

7. What are abstentions, “withhold” votes and “broker non-votes”?

If you are a stockholder of record and you vote “abstain” on the approval of the LTIP, your shares will not be voted on that matter and will not be counted as votes cast in the final tally of votes on that matter. If you are a stockholder of record and you vote “abstain” on the ratification of the appointment of the independent registered public accounting firm, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote. Abstentions have the same effect as a vote “against” the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you vote “withhold” in the election of a director, your shares will be counted as present in person or by proxy and entitled to vote, but will have no effect on the outcome, because the director nominees who receive the highest number of “for” votes are elected. In all cases, if you are a stockholder of record, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director, and your vote will have the same effect as described above.

If you are a beneficial owner holding shares through a nominee and you fail to instruct the nominee how your shares should be voted on a particular matter, then your broker nominee may submit a vote on your behalf on “routine” matters. A broker nominee generally may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote or as votes cast and have no effect on the outcome of any vote. At the Annual Meeting, your broker nominee will not be able to submit a vote on the election of directors or approval of the Second Amended and Restated Long Term Incentive Plan, or LTIP, which, if approved, amends and restates our Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the election of directors proposal or the LTIP proposal, it will submit a broker non-vote. The broker nominee, however, will be able to vote on the ratification of the appointment of our independent registered public accounting firm even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.

8. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal No. 1 — Election of directors.  Directors are elected by a plurality of the voting power of the outstanding shares of the Company that are present in person or represented by proxy and entitled to vote on the election of directors, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

Proposal No. 2  — Approval of LTIP.   This proposal must be approved by a majority of the votes cast on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — Ratification of appointment of independent registered public accounting firm.  This proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote.  As a result, abstentions will have the same effect as a vote “against” the proposal.  Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome.  As discussed above, we do not expect any broker non-votes with respect to this proposal.

9. How does the Board recommend you vote on the proposals?

•	“FOR” the election of each director nominee.
•	“FOR” the approval of the LTIP.
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

10. What do you need to do to attend the Annual Meeting in person?

To register at the Annual Meeting, please bring the following documents:

(a)	Valid government photo identification such as a driver’s license or passport; and
(b)

Beneficial stockholders holding their shares through a nominee will need to bring proof of ownership as of April 18, 2019, the Record Date, such as their most recent account statement reflecting their stock ownership prior to the Record Date, a voting instruction card or legal proxy provided by their nominee, or similar evidence of ownership.

11. You share an address with another stockholder.  Why did you receive only one copy of the proxy materials, and how may you obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” our proxy materials.  A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 2801 Gateway Drive, Suite 150, Irving, Texas 75063 or (469) 442-4772, in each case Attention: Secretary, and the Company will promptly deliver such additional materials to you.  Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker or the Company at 2801 Gateway Drive, Suite 150, Irving, Texas 75063 or (469) 442-4772, in each case Attention: Secretary.

12. How will the results of voting be announced?

We expect to announce the preliminary voting results at the Annual Meeting.  The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days after the Annual Meeting.

13. Who pays the costs of solicitation?

The Company will pay all of the costs of soliciting proxies.  We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials.  We have engaged D. F. King to assist us in soliciting proxies for a fee of $12,500.  Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay these individuals additional compensation for any of these services.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  For as long as we are an emerging growth company, we will not be required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The amended and restated certificate of incorporation of the Company provides that the Board is to be divided into three classes as nearly equal in number as reasonably possible, with directors in each class generally serving three-year terms.  The total Board size is currently fixed at seven directors.  Currently, the Class I directors (whose terms expire at the Annual Meeting of stockholders) are J. Warren Huff and Jack B. Nielsen.  The Class II directors (whose terms expire at the 2020 annual meeting) are James E. Bass and R. Kent McGaughy, Jr.  The Class III directors (whose terms expire at the 2021 annual meeting) are William D. McClellan, Jr. and William E. Rose.  The Board currently anticipates filling the remaining vacant board position in the future.  The Class I directors elected at the Annual Meeting will hold office until the 2022 annual meeting of stockholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to removal or death.

As described below, the Board has nominated J. Warren Huff and Jack B. Nielsen for election as Class I directors at the Annual Meeting.  Mr. Huff and Mr. Nielsen have indicated their willingness to serve if elected.  You may not vote by proxy or in person for a greater number of persons than the two director nominees.

Nomination of Directors

The nominating and corporate governance committee of our Board reviews and recommends to the Board potential nominees for election to the Board.  In reviewing potential nominees, the nominating and corporate governance committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise.  Specifically, the nominating and corporate governance committee considers each potential nominee’s personal and professional ethics, integrity and values, and commitment to the representation of the long-term interests of the stockholders.  The Board membership criteria are set forth in our corporate governance guidelines, a copy of which is available under “Investors > Documents & Charters” on our website at www.reatapharma.com.  After reviewing the qualifications of potential Board candidates, the nominating and corporate governance committee presents its recommendations to the Board, which selects the final director nominees.  Upon the recommendation of the nominating and corporate governance committee, the Board nominated Mr. Huff and Mr. Nielsen for election as Class I directors.  The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.

The nominating and corporate governance committee considers stockholder nominees using the same criteria set forth above.  Stockholders who wish to present a potential nominee to the nominating and corporate governance committee for consideration for election at a future annual meeting of stockholders must provide the nominating and corporate governance committee with notice of the recommendation and certain information regarding the candidate as described in our second amended and restated bylaws and within the time periods set forth under the caption “Stockholder Proposals.”

Pursuant to our corporate governance guidelines, the Company endeavors to have a Board representing diverse experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company’s activities.  The nominating and corporate governance committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender, race or ethnicity, age and other individual qualifications and attributes.  As set forth in our corporate governance guidelines, the Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin.  Any search firm retained to assist the nominating and corporate governance committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

Nominees and Incumbent Directors

The nominating and corporate governance committee has recommended, and the Board has nominated, Mr. Huff and Mr. Nielsen to be elected as Class I directors at the Annual Meeting.  The following table sets forth the following information for Mr. Huff and Mr. Nielsen and the Company’s continuing directors: their respective ages as of the Record Date, the positions currently held with the Company, the year each was first elected or appointed a director of the Company, the year their current term will expire and their current class.

Nominee/Director Name	Age	Position	Director Since	Year Current Term Expires	Current Director Class
Nominees for Class I Directors:
J. Warren Huff	65	Chief Executive Officer, President and Chairman of the Board	2002	2019	I
Jack B. Nielsen	55	Director	2006	2019	I
Continuing Directors:
James E. Bass	60	Director	2004	2020	II
R. Kent McGaughy, Jr.	47	Director	2004	2020	II
William D. McClellan, Jr.	59	Director	2017	2021	III
William E. Rose	51	Director	2016	2021	III

Class I Directors Nominated for Election

The following two people have been nominated by the Board to be elected as Class I directors at the 2019 Annual Meeting.

J. Warren Huff is the Chairman, Chief Executive Officer and President of Reata. He has served as our sole CEO, President and as Chairman of the Board since our founding in 2002.  Prior to founding Reata, Mr. Huff served as CEO in a number of biotechnology and information technology start-up enterprises.  Mr. Huff started his career as an attorney with Johnson & Gibbs, P.C., where he was a partner and Chairman of the Corporate Securities Practice.  Mr. Huff received a B.B.A. magna cum laude from the University of Texas at Austin and a J.D. from Southern Methodist University.  Our Board believes that Mr. Huff is qualified to serve on our Board due to his extensive experience investing and working in the pharmaceuticals industry.

Jack B. Nielsen has served as a member of the Board since June 2006.  Mr. Nielsen is a Managing Director in Vivo Capital, LLC, a healthcare focused investment firm.  Prior to March 1, 2017, Mr. Nielsen worked within the Novo A/S organization and its venture activities since 2001 in several roles, most recently being employed as a Senior Partner based in Copenhagen, Denmark.  From 2006 to 2012, Mr. Nielsen was employed as a Partner at Novo Ventures (US) Inc. in San Francisco, where he established the office which provides certain consultancy services to Novo A/S.  He currently serves on the board of directors of Crinetics Pharmaceuticals, Inc., a publicly-traded company.  Mr. Nielsen in the past has served on the board of directors of Akebia Therapeutics, Inc., Merus, N.V. and Apollo Endosurgery, Inc., each of which is a publicly-traded company.  He is also currently a member of the board of directors of a number of private companies.  Mr. Nielsen received a M.Sc. in Chemical Engineering from the Technical University of Denmark, and a Masters in Management of Technology from Center for Technology, Economics and Management, Technical University of Denmark.  Our Board believes that Mr. Nielsen is qualified to serve on our Board due to his extensive industry experience, his experience with venture capital investments and his board service for several companies in the biotechnology sector.

Class II Directors Continuing in Office Until 2020

James E. Bass has served as a member of the Board since July 2004.  For the past five years, Mr. Bass has been managing family assets and investments as his primary business activity.  Mr. Bass is a member of the board of Snowbird Holdings, LLC and Trinity Summits, LLC.  He previously served as an executive director of FB Gemini Limited, an Asian regional investment bank based in Hong Kong, prior to which he was an associate attorney and later a partner at Gibson, Dunn & Crutcher LLP.  Mr. Bass graduated with a B.A. from Yale University and obtained his J.D. from Stanford University.  Our Board believes that Mr. Bass is qualified to serve on our Board due to his extensive experience investing and extensive service on the boards of directors and boards of managers of other enterprises.

R. Kent McGaughy, Jr. has served as a member of the Board since December 2004.  Mr. McGaughy, Jr. has been a partner in CPMG, Inc. since 2006.  Prior to joining CPMG’s predecessor, Cardinal Investment Company, Inc., in 1997, he worked in mergers and acquisitions at Simmons & Company International.  He currently serves on the boards of Apollo Endosurgery, Inc., a publicly-traded company, and several private companies.  Mr. McGaughy, Jr. received his B.A. from The University of Texas (summa cum laude and member of Phi Beta Kappa) and his M.B.A. from Harvard Business School.  Our Board believes that Mr. McGaughy, Jr. is qualified to serve on our Board due to his extensive experience investing and extensive service on the boards of directors of other companies.

Class III Directors Continuing in Office Until 2021

William D. McClellan, Jr. has served as a member of the Board since March 2017.  Mr. McClellan, Jr. has served as the Chief Financial Officer of Aerin Medical Inc. since January 2018.  Mr. McClellan, Jr. is a financial management consultant to healthcare and life sciences companies, serving as the managing member of Goodwater Consulting, LLC since March 2017.  From June 2004 until June 2016, Mr. McClellan, Jr. was the Chief Financial Officer and Executive Vice President, Finance at On-X Life Technologies Holdings, Inc.  Prior to June 2004, Mr. McClellan, Jr. held financial and accounting positions at various healthcare and other companies and was a certified public accountant serving as an auditor with PricewaterhouseCoopers for nine years.  He currently serves on the board of directors of Apollo Endosurgery, Inc., a publicly-traded company, and chairs its audit committee.  Mr. McClellan, Jr. received a B.B.A. in accounting from Abilene Christian University and is a certified public accountant.  Our Board believes that Mr. McClellan, Jr. is qualified to serve on our Board due to his extensive experience in finance and accounting roles in the healthcare and life sciences industry and in serving as a certified public accountant at a large public accounting firm.

William E. Rose has served as a member of the Board since February 2016.  Mr. Rose is the President of Montrose Capital, Inc.  Prior to Montrose, Mr. Rose was associated with HBK Capital Management from 1991 until 2012, serving in various capacities, including Co-Chief Investment Officer.  He currently serves on the Board of Greenhill School and is also a member of the Investment Committee for the Dallas Museum of Art.  Mr. Rose received a B.A. in Political Science from Duke University in 1989.  Our Board believes that Mr. Rose is qualified to serve on our Board due to his extensive experience investing, his experience with venture capital investments and his board service for other enterprises.

Vote Required

The nominees who receive the greatest number of affirmative votes will be elected as Class I directors.  Abstentions and broker non-votes will not affect the election of directors.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the election of the nominees named in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE TWO DIRECTOR NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2 – approval of the company’s second amended and restated long term incentive plan

Proposed Amendments

On February 27, 2019, the Board approved a Second Amended and Restated Long Term Incentive Plan, or LTIP, which, subject to stockholder approval, amends and restates the Company’s Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP, to (1) increase the current aggregate number of shares of common stock reserved and available for issuance under the 2007 LTIP to 6,804,443 shares, (2) beginning January 1, 2020, increase the percentage increase on January 1 of each year of the total number of shares of common stock reserved and available for issuance from the current 3% to 4% of the total number of shares of common stock (of all classes) outstanding on the immediately preceding December 31, including all outstanding securities convertible into common stock on an as-converted basis, (3) remove provisions related to awards intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to reflect the repeal of such exemption in 2017 under the Tax Cuts and Jobs Act, including a provision which, after the annual meeting of stockholders in 2020, would have limited the annual award to any “covered employee” within the meaning of Section 162(m) of the Code to 156,739 shares of common stock or with respect to awards designated to be paid in cash, or the settlement of which is not based on the number of shares of stock, to a value not in excess of $20,000,000 on the date of grant, (4) remove provisions that by their terms are no longer applicable after the Company’s initial public offering in 2016, and (5) extend the term of the 2007 LTIP from September 23, 2025, to June 12, 2029.

The amendments to the 2007 LTIP that increase, either immediately or over time, the number of shares of common stock reserved and available for issuance under the 2007 LTIP will allow us to continue to offer equity awards to our service providers generally, which we believe is necessary for us to retain, motivate and attract experienced and highly qualified service providers.  The shares of common stock issued pursuant to the LTIP will be registered on a Form S-8 registration statement filed with the SEC.

The material terms of the LTIP are summarized below.  A copy of the full text of the LTIP is attached to this proxy statement as Appendix A.  This summary of the LTIP is not intended to be a complete description of the LTIP and is qualified in its entirety by the actual text of the LTIP to which reference is made.

Background

Our 2007 LTIP was originally adopted by our Board on October 11, 2007, was approved by our stockholders on October 16, 2007, and was last amended by our Board on September 23, 2015 and was approved by our stockholders on January 4, 2016.  The 2007 LTIP provides for the discretionary grant of a wide variety of cash and equity awards.  The compensation committee of our Board administers the 2007 LTIP and the awards granted under the 2007 LTIP, and a subcommittee of the compensation committee approves equity awards to our officers who are subject to section 16(b) of the Securities Exchange Act of 1934, or Exchange Act.

Summary of the Second Amended and Restated Long Term Incentive Plan

General

The LTIP is named the “Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan.” The purpose of the LTIP is to provide a means through which we may attract and retain employees, directors and consultants of the Company, and its subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its subsidiaries, and their desire to remain employed.  A further purpose of the LTIP is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.  The LTIP permits the Company to grant (i) incentive stock options qualified as such under U.S. federal income tax laws, or incentive options, (ii) stock options that do not qualify as incentive stock options, or nonstatutory options and, together with incentive options, referred to collectively herein as options, (iii) restricted stock awards, (iv) restricted stock units, (v) stock appreciation rights, or SARs, (vi) awards of vested stock, or stock awards, (vii) awards in lieu of or in exchange for other awards under the LTIP, under another plan (of the Company or another company that combines with the Company), or other Company obligations, or substitute awards, (viii) dividend equivalents, (ix) other stock-based awards, (x) cash awards, (xi) awards the vesting of which is based in whole or in part on performance, or performance awards, or (xii) any combination of any of the above-mentioned awards, or collectively awards.  No awards may be granted under the LTIP on or after the tenth anniversary of the effective date.  The effective date of the LTIP will be June 12, 2019 if Proposal No. 2 is approved at the Annual Meeting.  We refer to this as the Effective Date.

The LTIP, in part, is intended to qualify under the provisions of section 422 of the Code. The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Administration of the LTIP

The Board has appointed the compensation committee of the Board to administer the LTIP, except in the event the full Board chooses to administer the LTIP.  The LTIP provides that, unless otherwise determined by the Board, the compensation committee will consist at all times of two or more directors who qualify as Non-Employee Directors within the meaning of Rule 16b-3(b)(3) of the Exchange Act (unless determined otherwise by the Board).  The Board has determined at this time it is appropriate for individuals who may not qualify as Non-Employee Directors to serve on the compensation committee.  As a result, a subcommittee of the compensation committee currently approves equity awards to our officers who are subject to Section 16(b) of the Exchange Act. Unless otherwise limited by the LTIP or Rule 16b-3 of the Exchange Act, the compensation committee has broad discretion to administer the LTIP, interpret its provisions and adopt policies for implementing the LTIP.  This discretion includes the power to determine when and to whom awards will be granted, determine the amount of such awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), delegate duties under the LTIP, terminate, modify or amend the LTIP (subject to ratification by the Board) and execute all other responsibilities permitted or required under the LTIP.

Persons Who May Participate in the LTIP

Any individual who provides services to the Company or to its subsidiaries, including employees, consultants and non-employee directors of the Company, an eligible person, is generally eligible to participate in the LTIP at the compensation committee’s discretion.  An employee on leave of absence may be considered still employed by the Company or a subsidiary for purposes of determining eligibility for participation under the LTIP.  Awards may be granted only to individuals who are eligible persons at the time of grant.  Eligible persons to whom awards are granted under the LTIP are referred to herein as participants.  In each calendar year, a non-employee member of the Board may not be granted awards having a value, determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, on the date of grant in excess of $1,000,000 multiplied by the number of full or partial calendar years in any performance period established with respect to an award, if applicable.  As of the date of this proxy statement, approximately 5 non-employee directors, 147 employees, and 41 consultants are eligible to participate in the LTIP.

Securities to be Offered

Shares Subject to the Plan.  The maximum aggregate number of shares of Class A common stock and Class B common stock that may be issued pursuant to any and all awards under the LTIP shall not exceed 6,804,443 shares, subject to adjustment due to recapitalization or reorganization as provided under the LTIP.  Additionally, on January 1, 2020 and January 1 of each calendar year occurring thereafter and prior to the expiration of the LTIP, the number of shares reserved under the LTIP will automatically be increased by an amount equal to four percent (4%) of the number of shares of common stock outstanding on a fully diluted basis as of the close of business on the immediately preceding December 31 (calculated by adding to the number of shares of common stock outstanding, all outstanding securities convertible into common stock on such date on an as-converted basis).  However, the compensation committee may act prior to January 1 of a given year to provide that there will be no automatic increase in the number of shares reserved under the LTIP for the year or that the increase will be smaller.  For purposes of clarity, the only shares of common stock that will count against the share limit described above are shares of stock issued in connection with awards granted on or after the Effective Date and shares of stock issued in connection with awards granted under the LTIP prior to its amendment and restatement that are outstanding immediately prior to the Effective Date.  No more than 6,804,443 shares of common stock will be available for issuance in connection with incentive options under the LTIP.

Shares of common stock subject to an award under the LTIP that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to restricted stock and shares surrendered or withheld in payment of the tax or exercise price relating to an award, will again be available for awards under the LTIP.

Stock Options.  Under the LTIP, the compensation committee may grant options to eligible persons, including (i) incentive options (only to employees of the Company or the employees of its corporate subsidiaries) which comply with Section 422 of the Code and (ii) nonstatutory options.  The exercise price of each option granted under the LTIP will be stated in the option agreement or the notice of grant of stock option and may vary; provided, however, that the exercise price for an option must not be less than the greater of (a) the par value per share of common stock or (b) 100% of the fair market value per share of the common stock as of the date of grant of the option (or in the case of an incentive option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the fair market value per share of the common stock as of the date of grant).  Options may be exercised as the compensation committee determines, but not later than ten years from the date of grant (or in the case of an incentive option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, for a period of no more than five years following the date of grant).  Incentive options will not be granted more than ten years after the earlier of the adoption of the LTIP or the approval of this LTIP by the stockholders of the Company.  Any incentive option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the option as a nonstatutory option, which will be exercisable as such.  The compensation committee will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the compensation committee, payment in common stock, other awards or other property) and the methods and forms in which common stock will be delivered to a participant.

SARs.  An SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the compensation committee.  SARs may be awarded in connection with or separate from an option.  SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised.  The surrendered option or portion thereof will then cease to be exercisable.  However, an SAR awarded in connection with an option is exercisable only to the extent that the related option is exercisable.  SARs granted independently of an option will be exercisable as the compensation committee determines.  The grant price for an SAR will not be less than the greater of (a) the par value per share of common stock or (b) 100% of the fair market value per share of the common stock as of the date of grant of the SAR.  The term of an SAR will be for a period determined by the compensation committee but no SAR may be exercisable for a period of more than ten years following the date of grant.  SARs may be paid in cash, stock or a combination of cash and stock, as the compensation committee provides in the award agreement governing the SAR.

Restricted Stock Awards.  A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the compensation committee in its discretion.  Restrictions may lapse at such times and under such circumstances as determined by the compensation committee.  Except as otherwise provided under the terms of the LTIP or an award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the common stock subject to the restricted stock award or to receive dividends on the common stock subject to the restricted stock award.  Unless otherwise determined by the compensation committee, common stock distributed to a holder of a restricted stock award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such common stock or other property has been distributed.  During the restricted period applicable to the restricted stock, the restricted stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant.

Restricted Stock Units.  A restricted stock unit is a right to receive (i) the delivery of a number of shares of common stock equal to the number of restricted stock units that vest, (ii) cash equal to the fair market value of the common stock on the day of vesting multiplied by the number of restricted stock units that vest or (iii) any combination of (i) and (ii) determined by the compensation committee at the date of grant or thereafter.  The compensation committee may subject restricted stock units to restrictions (which may include a risk of forfeiture) to be specified in the award agreement, and those restrictions may lapse at such times determined by the compensation committee.

Stock Awards and Substitute Awards.  The compensation committee is authorized to grant stock awards or to grant common stock or other awards in lieu of obligations to pay cash or deliver other property under the LTIP or under other plans or compensatory arrangements.  The compensation committee will determine any terms and conditions applicable to grants of common stock or other awards.

Dividend Equivalents.  Dividend equivalents may be granted, entitling a participant to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the compensation committee.  Dividend equivalents may be awarded on a freestanding basis or in connection with another award.  The compensation committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, awards or other investment vehicles.  The compensation committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Stock-Based Awards and Cash Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the LTIP and its purposes, other awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock).  Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon the Company’s performance or any other factors designated by the compensation committee and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries.  The compensation committee will determine the terms and conditions of all such awards, including, without limitation, method of delivery, consideration to be paid, the timing and methods of payment and any performance criteria associated with an award.  Cash awards may be granted on a free-standing basis or as an element of or a supplement to any awards permitted under the LTIP.

Performance and Annual Incentive Awards.  The compensation committee may designate that certain awards granted under the LTIP constitute performance awards or may grant separate cash bonus annual incentive awards as performance awards.  A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards.  The compensation committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a performance award.

Tax Withholding

The Company is authorized to withhold from any award granted or any payment relating to an award under the LTIP amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the compensation committee may deem advisable to enable the Company to satisfy obligations for the payment of withholding taxes and any other tax obligations related to an award.  The compensation committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations.

Merger or Recapitalization

In the event of certain changes to the Company’s capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, which result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the compensation committee as to the number and price of shares subject to an award and the number of shares available for issuance under the LTIP.

Change in Control

Upon the occurrence of a change in control (as such term is defined in the LTIP), the compensation committee will adjust outstanding awards as it determines appropriate in its sole discretion, which adjustments may vary among participants and among awards, and may include: (i) removing any applicable forfeiture restrictions on any award; (ii) accelerating the time of exercisability of an award; (iii) providing for a cash payment with respect to outstanding awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding awards as of a certain date (including cancelation of options or SARs for no consideration if they have an exercise price or grant price above the change in control price); or (iv) making other adjustments to awards as the compensation committee deems appropriate.

Amendment

Without stockholder or participant approval, the Board may amend, alter, suspend, discontinue or terminate the LTIP or the compensation committee’s authority to grant awards under the LTIP, except that any amendment or alteration to the LTIP, including any increase in any share limitation, shall be subject to the approval of the stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted.  The Board may otherwise, in its discretion, determine to submit other such changes to the LTIP to stockholders for approval; provided that, without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding award.  The compensation committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the LTIP; provided that, without the consent of an affected participant, no such compensation committee action may materially and adversely affect the rights of such participant under such award.

Transferability of Awards

Except as provided below, each option and SAR is exercisable only by the participant during the participant’s lifetime or by the person to whom the participant’s rights shall pass by will or the laws of descent and distribution, and no award may be assigned, sold or otherwise transferred by a participant.  Incentive options are not transferable other than by will or the laws of descent and distribution.  Only to the extent specifically provided by the compensation committee, an award may be transferred by a participant without consideration to immediate family members or related family trusts.  An award may also be transferred pursuant to a domestic relations order.

Clawback

The LTIP is subject to any written clawback policies the Company, with the approval of the Board, may adopt.  Any such policy may subject a participant’s awards and amounts paid or realized with respect to awards under the LTIP to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to the LTIP.

Federal Tax Consequences

General

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants who are U.S. residents arising from participation in the LTIP.  This description is based on current law, which is subject to change (possibly retroactively).  In addition, nonstatutory options or SARs with an exercise price less than the fair market value of a share of common stock on the date of grant or nonstatutory options or SARs that are based on shares of common stock that are not deemed to be service recipient stock for the participant could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.  The tax treatment of participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below.  No attempt has been made to discuss any potential foreign jurisdiction or U.S. state or local tax consequences in this section.

Incentive Options; Nonstatutory Options; SARs

Participants will not realize taxable income upon the grant of a nonstatutory option or an SAR.  Upon the exercise of a nonstatutory option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received over (ii) the exercise price (if any) paid therefor.  A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonstatutory option, that equals the fair market value of such shares on the date of exercise.  Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the Company or its subsidiary (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an incentive option will not recognize taxable income on the grant of an incentive option.  Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option, or the ISO stock, over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax.  The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO stock.  However, if a participant disposes of ISO stock that has not been held for the requisite holding period, what is referred to herein as a disqualifying disposition, the participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO stock at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO stock.  A participant would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date.  If the exercise price paid for the ISO stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a disqualifying disposition of the ISO stock.  If a participant makes a disqualifying disposition, the Company will then, subject to the discussion below under “—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonstatutory option or incentive option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above).  Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered therefor in satisfaction of the nonstatutory option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive option exercise price.  Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.  If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an incentive option or nonstatutory option, the tax consequences of the reload option will be as provided above for an incentive option or nonstatutory option, depending on whether the reload option itself is an incentive option or nonstatutory option.

The LTIP allows the compensation committee to permit the transfer of awards in limited circumstances.  For income and gift tax purposes, certain transfers of nonstatutory options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service, or IRS, has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs.  However, the IRS has informally indicated that, after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.  If nonstatutory options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift.  The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift.  The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option.  The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per person (the amount is current for the 2019 year, but may change in future tax years), (ii) the transferor’s lifetime unified credit or (iii) the marital or charitable deduction rules.  The gifted nonstatutory option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options.  Whether such consequences apply to unvested nonstatutory options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.  The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of restricted stock units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the restricted stock units in an amount equal to the cash or the fair market value of the common stock received.  In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a restricted stock award or bonus stock award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code or (ii) when the common stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income.  The tax basis in the common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company or its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The Company’s ability (or the ability of one of the Company’s subsidiaries, as applicable) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the Company’s ability (or the ability of one of the Company’s subsidiaries, as applicable) to obtain a deduction for amounts paid under the LTIP will be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

LTIP Benefits

Awards under the LTIP are based on the discretion of the compensation committee, and it is not possible to determine the amounts of awards that will be received by persons participating in the LTIP in the future.  The Company did not grant equity awards under the 2007 LTIP during 2018 to the Named Executive Officers but did grant stock options to non-employee directors and to newly-hired employees.  The 2018 grants of stock options to the non-employee directors is reflected in the footnotes to the Director Compensation Table.  On April 18, 2019, the closing price of the Company’s common stock was $78.52 per share.

As of April 18, 2019, the following persons or groups held stock options to purchase the following number of shares of Class B common stock under the 2007 LTIP: J. Warren Huff, Chief Executive Officer and nominee for election as a director, 243,111 shares; Colin Meyer, 167,773 shares; Keith Ward, no shares; all current executive officers as a group,751,191 shares; all current directors who are not executive officers as a group, 118,046 shares; Jack B. Nielsen, nominee for election as a director, 26,846 shares; each associate of any such director, executive officer or nominee for election as a director, no shares; each other person who received 5% of the stock options, no shares; and all employees, including the current officers who are not executive officers, 2,911,931 shares.

See “Executive Compensation – Equity Compensation Plan Information” regarding equity compensation plans approved and not approved by stockholders as of December 31, 2018.

Reasons for Requesting Stockholder Approval

We are required to seek approval for the LTIP because our Class A common stock is listed on the NASDAQ Stock Market, or NASDAQ, and, as a result, we are subject to certain NASDAQ listing rules and regulations.  NASDAQ Rule 5635(c) requires stockholder approval when a plan or other equity compensation arrangement is established or materially amended.  For these purposes, a material amendment would include, but not be limited to, any material increase in the number of shares of our common stock to be issued under the 2007 LTIP. On February 27, 2019, when the Board approved the increase in the aggregate number of shares of common stock reserved and available for issuance under the 2007 LTIP to 6,804,443 shares, there were 4,804,443 shares of common stock reserved and available for issuance under the 2007 LTIP.  As of the record date for the Annual Meeting, 4,570,742 shares of our common stock were reserved and available for issuance under the 2007 LTIP.  Of those 4,570,742 reserved shares of common stock, 3,802,014 shares of common stock were reserved for stock options outstanding as of the record date for the Annual Meeting, and the remaining 768,728 reserved shares of common stock were available for future grants of awards under the 2007 Plan.  If stockholder approval of the LTIP is obtained, there will be 6,804,443 shares of our common stock reserved and available for issuance under the LTIP with respect to stock options outstanding at the time of the Annual Meeting and for new grants of awards made after the approval of the LTIP.  The approval of Proposal No. 2 will, therefore, result in a material increase in the number of shares of our common stock reserved and available for issuance under the 2007 LTIP.  If Proposal No. 2 is approved by our stockholders, no adjustment will be made to the 6,804,443 reserved share number under the LTIP as a result of exercises or forfeitures of stock options or new grants of stock options or other awards under the 2007 LTIP between the record date for the Annual Meeting and the date of the Annual Meeting.

Possible Effects if Proposal No. 2 is Approved

If Proposal No. 2 is approved by our stockholders, under the LTIP, 6,804,443 shares of our common stock could be issued, and the automatic 4% increase each January 1 could result in additional issuances of common stock.  The issuances of these additional shares will dilute the earnings per share of our common stock and reduce the voting power and percentage ownership of our outstanding capital stock. Additionally, shares of our common stock acquired under equity awards that are sold in the public market could adversely affect the prevailing market price of our common stock.  Failure of the Company’s stockholders to approve this Proposal No. 2 will not affect the rights of existing award holders under the 2007 Plan or under any previously granted awards under the 2007 Plan; however, the Company may be required to reevaluate its compensation structure since adequate shares may not be available for grant in the future.

Vote Required

Approval of the LTIP requires a “FOR” vote from a majority of the votes cast.  As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the LTIP.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that we submit the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the appointment of our independent registered public accounting firm for stockholder approval, but we are submitting the appointment of Ernst & Young LLP for stockholder ratification as a matter of good corporate governance.  If the stockholders do not ratify this appointment, the audit committee will reconsider its appointment of Ernst & Young LLP.  Even if the appointment is ratified, our audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in the best interests of the Company.

The audit committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm.  The audit committee approved all services rendered by Ernst & Young LLP in the fiscal year ended December 31, 2018, in accordance with these policies.

In its review of non-audit services, the audit committee considers, among other things, the possible impact of the performance of such services on the independent registered public accounting firm’s independence.  The audit committee has determined that the non-audit services performed by Ernst & Young LLP in the fiscal year ended December 31, 2018, were compatible with maintaining the independent registered public accounting firm’s independence. Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”

Ernst & Young LLP has audited our financial statements since 2002.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees billed to the Company for the audit and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit fees(1)	$507,359	$533,534
Audit-related fees	—	—
Tax fees(2)	43,156	15,119
All other fees(3)	2,154	1,997
Total	$552,669	$550,650

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements and assistance with registration statements filed with the SEC, including the issuance of comfort letters and consents.  Included in the 2018 and 2017 audit fees are $130,000 and $130,000 of fees billed, respectively, in connection with a follow-on public offering that closed in July 2018 and with a follow-on public offering that closed in August 2017.

(2)	Tax fees principally include fees for tax consulting and compliance.
(3)	All other fees consist of fees for access to Ernst & Young LLP’s online research database.

Vote Required

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Director Independence

Our Board currently consists of six members.  Under the listing requirements and rules of the NASDAQ, independent directors must comprise a majority of our Board as a listed company.  Our Board has determined that Messrs. Bass, McClellan, Jr., McGaughy, Jr., Nielsen and Rose qualify as “independent” directors in accordance with NASDAQ listing requirements and rules.  Mr. Huff is not considered independent because he is an employee of Reata.  Under NASDAQ rules, the Board’s determination of a director’s independence considers objective tests, such as whether the director is, or has been within the last three years, an employee of the Company and whether the director or any of his family members has engaged in certain types of business dealings with the Company. Additionally, under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these independence determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.  There are no family relationships among any of our directors or executive officers.

In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.  To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.  Our Board has determined that each of Messrs. Bass, McClellan, Jr., Nielsen and Rose, who comprise our audit committee, Messrs. Bass, McClellan, Jr., McGaughy, Jr., Nielsen and Rose, who comprise our compensation committee, and Messrs. Bass, McClellan, Jr., McGaughy, Jr. and Nielsen, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of NASDAQ.  In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving each non-employee director described in “Certain Relationships and Related—Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) or persons performing similar functions and agents and representatives, including directors and consultants.  The full text of our Code of Ethics and Business Conduct is available under “Investors >Documents & Charters” on our website at www.reatapharma.com.  The audit committee of our Board is responsible for overseeing the Code of Ethics and Business Conduct, and the Board must approve any waivers of the Code of Ethics and Business Conduct for any executive officers or directors.  We intend to disclose, on our website, future amendments to certain provisions of our Code of Ethics and Business Conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities.  These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, NASDAQ, our amended and restated certificate of incorporation and our second amended and restated bylaws.  Our corporate governance guidelines are available under “Investors >Documents & Charters” on our website at www.reatapharma.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change.  In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified.  In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Hedging Transactions

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company, and the spouses and all other members of their household, are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities.  This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging and writing puts or calls.

Stockholder Communications

Generally, stockholders who have questions or concerns regarding the Company should contact Mr. Vineet Jindal, our Vice President, Strategy, at (855) 55-REATA or “Contact Us” on our website at www.reatapharma.com. Also, any stockholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions by calling or contacting us at “Contact Us” on our website at www.reatapharma.com.  Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended December 31, 2018, our Board met five times.  Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he was a member in our last fiscal year.  The Board encourages all directors to attend the annual meeting of stockholders, if practicable.  The Board has a standing audit committee, compensation committee and nominating and corporate governance committee.  All members of the audit, compensation and nominating and corporate governance committees are non-employee directors whom the Board has determined are independent under the applicable independence standards.

Board Leadership Structure

Our second amended and restated bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination that using one or the other structure would be in the best interests of our Company.  Mr. Huff currently serves as the Chairman of our Board, and Mr. Nielsen currently serves as the lead independent director of our Board.  In addition, in his role as lead independent director, Mr. Nielsen presides over the independent director sessions of the Board in which Mr. Huff, as our Chief Executive Officer, does not participate, and Mr. Nielsen serves as a liaison to management on behalf of the non-employee members of the Board.

Our Board has concluded that our current leadership structure is appropriate at this time.  The Board believes at present the combined role of Chairman of our Board and Chief Executive Officer promotes united leadership and direction for the Company, which allows for a single clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, Mr. Huff is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

Mr. Nielsen, as lead independent director, provides, in connection with the Chairman of our Board, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;
•	presides at all executive sessions of the independent directors, and has the authority to call such executive sessions;
•	in consultation with the Chairman of the Board, approves the agenda for each meeting of the Board, taking into account suggestions of other directors;
•

serves as liaison between the Chairman and the independent directors, although all of the independent directors have complete and open access to the Chairman of our Board and all members of management; and

•	serves as the Board’s contact for direct employee and stockholder communications with the Board.

In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.

The Board’s independent directors regularly meet in executive session without the presence of any members of management.  The lead independent director presides at these meetings and provides the Board’s guidance and feedback to the Chairman of the Board and the Company’s management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.  The Board believes that, at the present time, the current arrangement of having strong leadership of the Company’s Chairman of our Board and Chief Executive Officer, the effective counterbalancing role of the lead independent director and a Board composed of strong and independent directors best serves the interest of the Company and its stockholders.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance stockholder value.  Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company.  Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices.  The Board periodically reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for the Company.  Each of our Board committees also oversees the management of risk that falls within the committee’s areas of responsibility.  In performing this function, each committee has full access to management, as well as the ability to engage advisors.  In connection with its risk management role, our audit committee meets periodically, both in open session or privately, with representatives from our independent registered public accounting firm and our internal audit firm and with our Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer.  The audit committee oversees the Company’s compliance with legal and regulatory requirements.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee.  Our Board may establish other committees to facilitate the management of our business.  The composition and functions of each committee are described below.  Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee currently consists of James E. Bass, William D. McClellan, Jr., Jack B. Nielsen and William E. Rose.  Our Board has determined that Messrs. Bass, McClellan, Jr., Nielsen and Rose are independent under NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act.

The chair of our audit committee is Mr. McClellan, Jr.  Our Board has determined that Mr. McClellan, Jr. is an “audit committee financial expert” within the meaning of the SEC regulations.  Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements.  In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.  The functions of the audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to that firm;
•	approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•	assessing the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing the adequacy of our internal controls over financial reporting;
•	overseeing the performance of the Company’s internal audit function and internal auditors;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; and
•	monitoring compliance with legal and regulatory requirements.

A copy of the audit committee charter is available under “Investors>Documents & Charters” on our website at www.reatapharma.com.  The audit committee met eight times in the fiscal year ended December 31, 2018.

Compensation Committee

Our compensation committee consists of James E. Bass, William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B. Nielsen and William E. Rose.  Our Board has determined that Messrs. Bass, McClellan, Jr., McGaughy, Jr., Nielsen and Rose are independent under NASDAQ listing standards.  The chair of our compensation committee is Mr. Nielsen.  The functions of the compensation committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our chief executive officer;
•	reviewing and recommending to our Board the compensation of our non-employee directors;
•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our other executive officers;
•	administering our equity-based incentive plans;
•	selecting independent compensation consultants, approving fees payable to them and assessing the independence of compensation consultants; and
•	assessing whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the compensation committee may, at the discretion of the compensation committee, include other directors, members of the Company’s management, independent consultants or advisors or such other persons as the compensation committee or its chairperson may determine.  The compensation committee may also exclude from its meetings any person it deems appropriate, other than members of the compensation committee.  The compensation committee charter provides that the compensation committee will review and approve, or recommend that our Board approve, the compensation of our Chief Executive Officer and all other executive officers of the Company and that the compensation committee will review and recommend to our Board the compensation of our non-employee directors.  This authority cannot be delegated.  Mr. Huff, our Chief Executive Officer, recommends to the compensation committee the amount and form of each component of each executive’s compensation, including his own compensation, but does not make any recommendation with respect to director compensation. A subcommittee of the compensation committee approves equity awards to our officers who are subject to Section 16(b) of the Exchange Act.

The compensation committee delegates to our Chief Executive Officer and our Chief Financial Officer the authority to set salaries for the following year for all of our employees who are not executive officers, including newly hired employees, grant year-end cash bonuses to our employees other than our executive officers up to a specified bonus pool amount, grant stock options in December or January to our employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount, grant options to newly-hired employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount and pay cash sign-on bonuses to newly-hired employees or cash bonuses for retention of existing employees, in each case other than executive officers, up to a specified cash pool amount.

The compensation committee has the authority to retain professional advisors, including special legal counsel or compensation consultants, to advise the compensation committee, all on such terms as the compensation committee deems necessary and advisable.  Prior to 2016, no compensation consultant had been employed by either the compensation committee or management.  Beginning in 2016, the compensation committee engaged the Radford division of Aon Consulting, Inc. as the compensation committee’s compensation consultant.  Each year, the compensation committee has instructed Radford to develop a peer group of companies in order to assess the competitiveness of our executive salary, bonus and equity compensation programs and our non-employee director compensation program, to present such data to our compensation committee and to make recommendations to the compensation committee regarding executive officer and non-employee director compensation.  Radford reports exclusively to the compensation committee and does not provide any additional services to us.  In selecting Radford as its independent compensation consultant, the compensation committee assessed the independence of Radford pursuant to SEC and NASDAQ rules.  The compensation committee has concluded that Radford is independent and that we do not have any conflicts of interest with Radford.  Our compensation committee plans to retain a compensation consultant to provide similar information and advice in 2019 and future years for consideration in establishing overall compensation for our executive officers and non-employee directors.

A copy of the compensation committee charter is available under “Investors >Documents & Charters” on our website at www.reatapharma.com.  The compensation committee met six times in the fiscal year ended December 31, 2018.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of James E. Bass, William D. McClellan, Jr., R. Kent McGaughy, Jr. and Jack B. Nielsen.  Our Board has determined that Messrs. Bass, McClellan, Jr., McGaughy, Jr. and Nielsen are independent under the current rules and regulations of the SEC and NASDAQ.  The chair of our nominating and corporate governance committee is Mr. Nielsen.  The functions of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, and recommending that our Board approve, nominees for election to our Board and its committees;
•	considering and making recommendations to our Board of regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;
•	reviewing Chief Executive Officer succession plans;
•	reviewing and approving or disapproving of related party transactions; and
•	overseeing an annual evaluation of the Board’s and each committee’s performance.

A copy of the nominating and corporate governance committee charter is available under “Investors >Documents & Charters” on our website at www.reatapharma.com.  The nominating and corporate governance committee met four times in the fiscal year ended December 31, 2018.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.  None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.  For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related—Party Transactions.”

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table.  Biographical information regarding each executive officer (other than Mr. Huff) is set forth following the table.  Biographical information for Mr. Huff is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Dawn C. Bir	48	Chief Commercial Officer and Executive Vice President
J. Warren Huff	65	Chief Executive Officer, President and Chairman of the Board
Colin J. Meyer, M.D.	40	Chief Medical Officer and Executive Vice President, Product Development
Jason D. Wilson	49	Chief Financial Officer and Executive Vice President, Strategy
Michael D. Wortley	71	Chief Legal Officer and Executive Vice President

Dawn C. Bir joined Reata as Chief Commercial Officer in September 2016 to develop and oversee marketing, market access, sales, training and commercial operations.  Prior to joining Reata, Ms. Bir most recently served as Vice President of Sales with Pharmacyclics, LLC.  From February 2013 to September 2016, she built and led their first hematology national sales organization of sales representatives, division managers and regional sales directors, responsible for the launch of IMBRUVICA® in the US and Puerto Rico.  From October 2011 to February 2013, Ms. Bir served as Vice President Sales & Marketing with McKesson US Pharmaceutical, SKY Pharmaceuticals and RxPak.  Prior thereto, she held positions of increasing responsibility within McKesson Corporation, Genentech, Inc. and Bristol-Myers Squibb Company.  She currently serves on the board of directors of Geron Corporation, a publicly-traded company.  Ms. Bir holds a B.S. in Biology from Binghamton University.

Colin J. Meyer, M.D. joined Reata as one of our first employees in 2003 and is Reata’s Chief Medical Officer.  Dr. Meyer received a B.S. in chemistry with specialization in biochemistry and a B.A. in biology from the University of Virginia.  He received an M.D. from the University of Texas Southwestern Medical School and an M.B.A. from Southern Methodist University Cox School of Business.

Jason D. Wilson is Reata’s Chief Financial Officer and oversees corporate strategy, finance, accounting and treasury, human resources, business development, investor relations and information technology.  He joined Reata in 2006.  Prior to joining Reata, he held positions as Vice President, Finance & Corporate Controller at Caris Diagnostics and as a Senior Manager in the health-sciences group at Ernst & Young LLP.  He currently serves on the board of directors of CytoSen Therapeutics, a private company.  Mr. Wilson holds a B.B.A. in Accounting from Henderson University and an M.B.A. from University of Central Arkansas.

Michael D. Wortley joined Reata as Chief Legal Officer in April 2015.  Prior to joining Reata, Mr. Wortley was an attorney at Vinson & Elkins LLP from 1995 to March 2015, serving in various capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office, and, prior to 1995, at Johnson & Wortley, P.C., serving as Chairman of the Board and President.  He currently serves on the board of directors of Pioneer Natural Resources Company.  Mr. Wortley earned a B.A. in Political Science from Southern Methodist University, a Master’s degree in Regional Planning from the University of North Carolina at Chapel Hill and a J.D. from Southern Methodist University Dedman School of Law.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the JOBS Act. As such, our named executive officers, or NEOs, consist of our principal executive officer and the next two most highly compensated executive officers.  For the fiscal year ended December 31, 2018, our NEOs are:

•	J. Warren Huff, Chief Executive Officer;
•	Colin J. Meyer, M.D., Chief Medical Officer; and
•	Keith W. Ward, Ph.D., Chief Development Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or granted to our NEOs during the fiscal years ended December 31, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Total ($)
J. Warren Huff
Chief Executive Officer	2018	534,000	400,500	—	934,500
	2017	514,000	385,500	4,215,478	5,114,978
Colin J. Meyer, M.D.
Chief Medical Officer	2018	417,000	208,500	—	625,500
	2017	400,000	200,000	1,483,537	2,083,537
Keith W. Ward, Ph.D.*
Chief Development Officer	2018	371,000	185,500	—	556,500
	2017	360,000	180,000	1,434,480	1,974,480

*      Dr. Ward retired effective March 8, 2019.

(1)	Amount represents each NEO’s discretionary annual cash bonus paid in the fourth quarter of the year for which it was earned.
(2)

Represents grant date fair value of options granted to Messrs. Huff, Meyer and Ward during 2017, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation, or ASC Topic 718, not including any estimates of forfeiture.  No options were granted to the NEOs during 2018.  See notes 2 and 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 2, 2018, for a discussion of assumptions used in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2017.  Note that amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the executives from the stock options.

Outstanding Equity Awards at December 31, 2018

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2018.

	Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
J. Warren Huff	12/06/2017(1)	62,300	186,900	24.75	12/6/2027
	12/07/2016(2)	79,960	119,940	22.57	12/7/2026
	05/25/2016(1)	61,023	42,613	11.00	5/25/2026
Colin J. Meyer, M.D.	12/06/2017(1)	21,924	65,776	24.75	12/6/2027
	12/07/2016(2)	36,000	54,000	22.57	12/7/2026
	05/25/2016(1)	71,023	42,613	11.00	5/25/2026
	06/15/2013(2)	19,525	—	11.62	6/15/2023
	02/03/2009(1)	622	—	8.11	2/3/2019
Keith W. Ward, Ph.D.*	12/06/2017(1)	21,200	63,600	24.75	12/6/2027
	12/07/2016(2)	34,000	51,000	22.57	12/7/2026
	05/25/2016(1)	67,594	40,556	11.00	5/25/2026
	06/15/2013(2)	8,620	—	11.62	6/15/2023
	06/15/2013(2)	16,667	—	11.62	6/15/2023
	07/15/2011(1)	7,640	—	41.79	7/15/2021
	07/15/2011(1)	4,113	—	41.79	7/15/2021

*      Dr. Ward retired effective March 8, 2019.

(1)

Vests in 16 substantially equal quarterly installments over four years; provided that the stock options will generally only vest on such dates if the holder continues to provide services to us or our subsidiaries through the applicable vesting date, subject to the terms of the applicable award agreement and each NEO’s employment agreement.

(2)

Vests in 20 substantially equal quarterly installments over five years; provided that the stock options will generally only vest on such dates if the holder continues to provide services to us or our subsidiaries through the applicable vesting date, subject to the terms of the applicable award agreement and each NEO’s employment agreement.

Annual Bonus Program

We maintain a fully discretionary annual bonus program for our NEOs.  For the fiscal year ended December 31, 2018, Mr. Huff’s target bonus was equal to 55% of his base salary and the target bonus for each of Dr. Meyer and Dr. Ward was equal to 40% of their respective base salaries.  The actual amount of the 2018 annual bonus paid to each of our NEOs was determined in the full and absolute discretion of our compensation committee after taking into account each NEO’s level of responsibility and contribution to our financial and strategic success during the year.  The determinations made by the compensation committee with respect to the NEOs’ 2018 annual bonus amounts were made without regard to any specific performance metrics.  There were no formulas used to calculate the amounts of the individual bonuses paid to our NEOs in 2018.

Employment Agreements

In September of 2015, we entered into employment agreements with each of the NEOs.  The principal features of these employment agreements are summarized below.  Each agreement has an initial four year term that will be automatically extended for successive one year periods unless either party provides written notice at least 30 days prior to the date the then current term of the agreement would otherwise end.  The agreements initially provided for annual salaries of at least $450,000, $325,000, and $275,000, respectively, for Mr. Huff, Dr. Meyer, and Dr. Ward, and target annual cash bonuses as a percentage of annual salary of 50%, 37% and 37%, respectively, for Mr. Huff, Dr. Meyer and Dr. Ward.  The NEOs are also able to participate in our equity incentive, retirement, welfare and other benefit plans generally provided to other executives.  The employment agreements provide that any increase in annual base salary will become the minimum annual base salary thereafter.  Our compensation committee determined that it was appropriate to increase base salaries from $534,000 in 2018 to $578,000 in 2019 for Mr. Huff, $417,000 in 2018 to $445,600 in 2019 for Dr. Meyer and $371,000 in 2018 to $408,100 in 2019 for Dr. Ward.  Our compensation committee also set the target annual cash bonuses for 2019 at the following percentages of base salary: 60% for Mr. Huff, 40% for Dr. Meyer and 40% for Dr. Ward, which amounts were 55%, 40% and 40% in 2018, respectively, for Mr. Huff, Dr Meyer and Dr. Ward.

If an NEO’s employment is terminated by us for cause or by the executive without good reason, the executive will receive (i) all accrued salary through the date of termination, any bonus owed for the prior year, any deferred compensation and any accrued and unused vacation pay, referred to collectively as “accrued obligations,” and (ii) all payments and benefits he or his family are entitled to receive under any of our plans, programs, policies or practices, collectively referred to as “other benefits.”

If an NEO’s employment is terminated due to a death or disability that occurs prior to, or more than two years after, a change in control, the executive or his estate will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

If an NEO’s employment is terminated by us without cause or by the executive for good reason, in either case, more than six months prior to, or more than two years after, a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination and (v) for Mr. Huff, immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.  Instead of the treatment described in clause (v), outstanding, unvested equity awards held by NEOs other than Mr. Huff will remain outstanding and unvested and will vest if and only if a change in control occurs during the six month period following the date of termination.

If an NEO’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in each case, within six months prior to (excluding death or disability) or within two years after a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to two times the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 24 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

Receipt of the lump sum severance payments and accelerated equity vesting as applicable under the scenarios described above is subject to an NEO’s execution and non-revocation of a release of claims agreement.  The NEOs are also subject to general confidentiality obligations as well as noncompete and nonsolicitation restrictions for a period of one year following their termination of employment with us for any reason.

Upon a change in control, all unvested equity awards held by Mr. Huff will immediately vest in full and certain repurchase provisions will lapse.  In addition, if an NEO’s employment continues after a change in control, any unvested equity awards held by NEOs other than Mr. Huff will vest 1/18 per month unless vesting otherwise occurs earlier under applicable agreements and plans.  With respect to all NEOs, for a period of two years following the change in control, we (or our successor) will continue to provide aggregate welfare benefits that are not materially diminished from those provided immediately prior to the change in control.

In the event that it is determined that any payments provided to the NEOs will be subject to the excise tax imposed by Section 4999 of the Code because the payments are found to be contingent upon a change in ownership or control, within the meaning of Section 280G of the Code, we will provide the NEO with a payment such that, after payment by the NEO of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the NEO retains an amount of the gross-up payment equal to the excise tax imposed.  In other words, we have an obligation to pay any excise tax imposed under Section 4999 of the Code as well as any income, state or local taxes imposed on the amount paid to make the NEO whole for the excise tax.  The NEO will remain responsible for all other income, state and local taxes due with respect to the payment.

Under the employment agreements, “cause” generally means (i) the commission by the executive of an act of fraud upon, or willful misconduct toward, us, (ii) a material breach of the noncompete provision of the agreement or of a separate confidentiality and intellectual property agreement between us and the executive, (iii) the conviction of the executive of any felony (or a plea of nolo contendere thereto) or (iv) the executive’s addiction to alcohol, drugs or any other controlled substance.

Under the employment agreements, “good reason” generally means (i) a material diminution in base compensation, (ii) a material diminution in the executive’s authority, duties or responsibilities, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including having to report to an officer of a parent company following a change of control (or, in the case of Mr. Huff, the appointment of an employee to serve as Chairman of the Board), (iv) for executives other than Mr. Huff, a material diminution in the budget over which the executive retains authority, (v) a change in the geographic location at which the executive must perform services of more than 50 miles or (vi) any other action or inaction that constitutes a material breach of the agreement by us.

Consulting Agreement

Dr. Ward, Executive Vice President and Chief Development Officer, retired effective March 8, 2019.  Dr. Ward is providing consulting services to us for 120 days for a fee of approximately $136,000.

Amended and Restated 2007 Long Term Incentive Plan

See Proposal No. 2 – Approval of the Company’s Second Amended and Restated Long Term Incentive Plan— “Background” for information regarding the 2007 LTIP.

Additionally, for treatment of the NEOs’ outstanding stock options in the event of a termination of employment and change in control, please see “—Employment Agreements” above.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis.  Eligible employees may defer eligible compensation subject to applicable annual Code limits.  The 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions.  These contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.  Employees are immediately and fully vested in their contributions.  Beginning in 2019, we will match 50% of an employee’s contributions to the 401(k) plan up to 8% of the employee’s salary, with a maximum annual contribution from the Company of $3,500.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated certificate of incorporation and our second amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law.  Our amended and restated certificate of incorporation and second amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board.  In addition, we have entered into an indemnification agreement with each of our NEOs and directors.

Compensation Committee Report

As an emerging growth company, the Company is not required to include a Compensation Discussion and Analysis section in this proxy statement.

Equity Compensation Plan Information

The table below discloses information as of December 31, 2018, with respect to our equity compensation plans and outstanding stock options granted pursuant to individual compensation arrangements.

Plan Category	Number of shares of Class B common stock to be Issued on Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Exercise Price of Outstanding Options, Warrants and Rights	Number of securities remaining available for future issuance under Equity Compensation Plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders:	—	—	—
Equity compensation plans not approved by security holders(3):	3,320,571	$21.20	685,340
Total	3,320,571	$21.20	685,340

(1)

Represents 3,294,225 stock options outstanding under our 2007 LTIP and 26,346 stock options granted pursuant to individual compensation arrangements. All outstanding stock options were granted with respect to shares of our Class B common stock.

(2)

Represents the number of securities remaining available under our 2007 LTIP as of December 31, 2018.  Beginning January 1, 2017, on January 1 of each calendar year prior to expiration of the 2007 LTIP, the total number of shares of stock reserved and available for issuance shall automatically increase by an amount equal to 3% of the number of shares of common stock (of all classes) outstanding on the immediately preceding December 31, including as outstanding all securities convertible into shares of common stock on an as converted basis.  The compensation committee retains the authority to determine that there will be no increase or a lesser increase in reversed shares for any year.  See “Proposal No. 2 – Approval of the Company’s Second Amended and Restated Long-Term Incentive Plan,” which proposes to change the automatic percentage increase amount from 3% to 4% beginning January 1, 2020.

(3)	For purposes of this chart, the 2007 LTIP, which was approved by security holders prior to our initial public offering in May 2016, is categorized as a plan not approved by security holders.

Our only equity compensation plan is the 2007 LTIP.  The 2007 LTIP was originally adopted by our board of directors on October 11, 2007, and approved by our stockholders on October 16, 2007, and was last amended by our board of directors on September 23, 2015 and approved by our stockholders on January 4, 2016, prior to our initial public offering. A description of the material terms of the 2007 LTIP is available in our prospectus dated May 25, 2016, filed with the SEC pursuant to Rule 424(b)(4) of the Securities Act under the heading “Executive Compensation—Amended and restated 2007 Long Term Incentive Plan.” See “Proposal No. 2 – Approval of the Company’s Second Amended and Restated Long-Term Incentive Plan,” for a description of the LTIP, which, if approved, would amend and restate the 2007 LTIP.

DIRECTOR COMPENSATION

2018 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2018.  Mr. Huff, our director who also serves as our Chief Executive Officer, did not receive any additional compensation for his service as a director.  The compensation received by Mr. Huff as an employee during 2018 is presented in “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash($)(1)		Option Awards ($)(1)	Total ($)
James E. Bass	55,984	(2)	211,934	267,918
William D. McClellan, Jr.	81,000		211,934	292,934
R. Kent McGaughy, Jr.	48,851	(3)	211,934	260,785
Jack B. Nielsen	86,999	(4)	211,934	298,933
William E. Rose	51,871	(5)	211,934	263,805

(1)

The amounts reported in the Fees Earned or Paid in Cash column include both director fees paid in cash and, where applicable, the fair value of stock options issued in lieu of cash director fees pursuant to an election made by the director to receive stock options in lieu of cash director fees.  The amounts reported in the Option Awards column include the fair value of stock options issued to directors that were not issued in lieu of cash director fees.  The stock options were granted in accordance with the Amended and Restated Non-Employee Directors Compensation Policy discussed below and pursuant to our 2007 LTIP.  The amounts attributable to stock options reported in the Fees Earned or Paid in Cash column and the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors during 2018 as computed in accordance with ASC Topic 718, not including any estimated forfeitures.  See notes 2 and 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, for a discussion of assumptions made by us in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2018.  Note that amounts reported in these columns attributable to stock options reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the directors from the stock options. As of December 31, 2018, Mr. Bass had 22,377 stock options outstanding, Mr. McClellan, Jr. had 27,500 stock options outstanding, Mr. McGaughy, Jr. had 27,802 stock options outstanding, Mr. Nielsen had 29,667 stock options outstanding, and Mr. Rose had 26,644 stock options outstanding.

(2)	Includes 693 stock options issued to Mr. Bass in lieu of $18,375 in director fees.
(3)	Includes 1,844 stock options issued to Mr. McGaughy, Jr. in lieu of $48,875 in director fees.
(4)	Includes 3,284 stock options issued to Mr. Nielsen in lieu of $87,000 in director fees.
(5)	Includes 1,958 stock options issued to Mr. Rose in lieu of $51,875 in director fees.

Director Compensation Arrangements

The Amended and Restated Non-Employee Director Compensation Policy, which has been approved by the compensation committee and the Board, provides the following compensation for non-employee directors:

•	an annual grant of 8,000 stock options at the first regular Board meeting following each annual meeting of stockholders that vests in four equal quarterly installments;
•

upon a new non-employee director’s initial election or appointment, a one-time grant of 16,000 stock options that vests in three equal annual installments, and, if such new non-employee director was not first elected or appointed at our annual meeting of stockholders, then a pro-rated grant of the annual award of stock options (described in the preceding bullet) equal to 8,000 multiplied by a fraction, the numerator of which is the number of meetings of our board of directors remaining until (and including) the first regular board meeting after the next annual meeting of stockholders and the denominator of which is four, which will vest in the number of equal quarterly installments that is equal to the number of the remaining meetings of the board of directors following the grant through (and including) the first regular board meeting after the next annual meeting of stockholders;

•	a director fee of $37,250 per year ($38,000 per year beginning with the second regular board of directors meeting held after the 2018 annual meeting of stockholders);

•	a lead director fee of $20,000 per year;
•	a compensation committee member fee of $6,375 per year, an audit committee member fee of $7,500 per year and a nominating and corporate governance committee member fee of $4,500 per year; and
•

a compensation committee chairman fee of $5,875 per year ($7,125 per year beginning with the second regular board of directors meeting held after the 2018 annual meeting of stockholders), an audit committee chairman fee of $25,000 per year and a nominating and corporate governance committee chairman fee of $3,000 per year ($3,500 per year beginning with the second regular board of directors meeting held after the 2018 annual meeting of stockholders).

On December 11, 2018, the compensation committee and board of directors approved the Second Amended and Restated Non-Employee Director Compensation Policy that changed some of the annual cash fees, beginning with the second regular board of directors meeting held after the 2019 annual meeting of stockholders, and the annual grant of stock options, beginning with the first regular board of directors meeting held after the 2019 annual meeting of stockholders, as follows: the annual director fee will be $40,000, the annual audit committee meeting fee will be $10,000, the annual nominating and corporate governance committee meeting fee will be $5,000, the annual chairman of the nominating and corporate governance committee fee will be $5,000 and the annual grant of stock options will be 9,000 stock options.  In addition, effective December 11, 2018, upon a new non-employee director’s initial election or appointment, the one-time grant will be 18,000 stock options.

In lieu of future receipt of any or all of the above cash fees, a director may elect to receive an annual grant of stock options with a Black-Scholes value equal to the forfeited cash compensation.  The vesting schedule for these stock options will be the same as the vesting schedule applicable to the regular annual stock compensation grant.  Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in conjunction with attending Board and committee meetings.

Indemnification Agreements

Our directors are indemnified by us as described under “Executive Compensation—Indemnification Agreements.”

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements discussed above, this section describes transactions since January 1, 2018, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting stock, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights Agreement

We have entered into an amended and restated registration rights agreement with certain of our stockholders, providing for certain rights and restrictions relating to the registration of offers and sales of shares of our common stock.  Holders of more than 67% of the registerable shares, which we refer to as the initiating holders, may twice request that we register at least 50% of the registerable shares held by all holders of registration rights, or a lesser number of shares if the aggregate price to the public of the offering (net of underwriter discounts) will be at least $5,000,000.  Furthermore, if Form S-3 is available for an offering by the initiating holders, the initiating holders may request that we affect an unlimited number of registrations on Form S-3 at an aggregate offering price of at least $1,000,000 per registration on Form S-3.  In addition, the holders of registrable securities have piggyback registration rights if we determine to register any equity securities for our own account or the account of another security holder.  We will pay the registration expenses, other than underwriting fees, discounts or commissions, of the shares registered pursuant to the registrations described above but limited to four registrations on Form S-3.  The amended and restated registration rights agreement terminates with respect to any holder who is permitted to sell, within a 90-day period, all of such holder’s registrable shares in compliance with Rule 144.

The following of our directors and executive officers are parties to the amended and restated registration rights agreement:

•	J. Warren Huff
•	R. Kent McGaughy, Jr.

The following persons, or groups of affiliated persons, known by us to beneficially own more than 5% of our shares of Class A common stock are parties to the amended and restated registration rights agreement:

•	R. Kent McGaughy, Jr.
•	James W. Traweek, Jr.
•	Evelyn P. Rose Survivors Trust

Related Persons Transaction Policy

We have adopted a related persons transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.  For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the amount involved exceeds $120,000, in which we are a participant and in which any related person has a direct or indirect interest. A related person is any senior officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Upon entering into a related person transaction, our nominating and corporate governance committee will review the material facts of the related person transaction and approve or ratify our entry into the related person transaction, unless such related person transaction falls into one of the categories of transactions that the nominating and corporate governance committee has pre-approved, such as compensation of Board members and executive officers that is approved by our compensation committee or the Board.  Generally, transactions involving compensation for services provided to a related person as an employee and director are pre-approved under the policy.

In addition, under our Code of Ethics and Business Conduct, our employees and directors have an affirmative responsibility to disclose to our nominating and corporate governance committee any transaction or relationship that reasonably could have been expected to give rise to a conflict of interest.

In determining whether to approve or ratify a related person transaction, the nominating and corporate governance committee will consider:

•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	the extent of the related person’s interest in the transaction;
•	whether the related person transaction is material to us;
•

the effect of the transaction on a director’s independence (if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing related transactions; and
•	whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

All of the transactions described above were entered into prior to the adoption of the related persons transaction policy, but all were approved by our Board considering similar factors to those described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and our Class B common stock as of April 18, 2019, by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  Shares of common stock issuable under options or warrants that are exercisable within 60 days after April 18, 2019, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, and subject to applicable community property laws, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 24,416,689 shares of Class A common stock and 5,639,204 shares of our Class B common stock outstanding as of April 18, 2019.  Our calculation of beneficial ownership of Class A common stock includes shares of Class B common stock because the shares of Class B common stock are immediately convertible into shares of Class A common stock.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Reata Pharmaceuticals, Inc., 2801 Gateway Dr., Suite 150, Irving, TX 75063.

	Number of Shares of		Percentage of Shares of
	Common Stock Beneficially		Common Stock Beneficially		Percentage of
Name of Beneficial Owner	Owned		Owned		Voting Power
	Class A(a)	Class B	Class A(a)	Class B
5% Stockholders:
R. Kent McGaughy, Jr.(1) c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,139,613	2,083,650	19.4%	36.8%	22.5%
James W. Traweek, Jr.(2) c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,051,213	2,000,245	19.1%	35.5%	21.9%
CPMG, Inc.(3) 2000 McKinney Ave, Ste 2125 Dallas TX 75201	4,716,206	1,692,857	18.1%	30.0%	19.6%
William E. Rose(4) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	3,202,192	2,122,433	12.1%	37.5%	18.0%
Evelyn P. Rose(5) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,852,941	1,965,774	10.8%	34.9%	16.4%
Charles E. Gale(6) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,787,007	1,894,180	10.6%	33.6%	15.9%
Evelyn P. Rose Survivors Trust(7) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,757,279	1,877,998	10.5%	33.3%	15.8%
BlackRock Inc.(8) 55 East 52nd Street New York NY 10055	1,958,164	—	8.0%	0.0%	4.7%
The Vanguard Group(9) 100 Vanguard Blvd. Malvern PA 19355	1,258,234	—	5.2%	0.0%	3.0%
Directors and Executive Officers:
James E. Bass(10)	127,461	22,377	*	*	*
J. Warren Huff(11)	1,201,646	1,021,823	4.7%	17.3%	7.7%
William D. McClellan, Jr.(12)	23,500	23,500	*	*	*
R. Kent McGaughy, Jr.(1)	5,139,613	2,083,650	19.4%	36.8%	22.5%
Colin J. Meyer, M.D.(13)	341,635	314,463	1.4%	5.4%	2.3%
Jack Nielsen(14)	31,447	29,667	*	*	*
William E. Rose(4)	3,202,192	2,122,433	12.1%	37.5%	18.0%
Keith W. Ward, Ph.D(15)**	8,620	—	*	*	*
All executive officers and directors as a group (10 persons)(16)	10,491,054	6,041,473	34.4%	91.4%	51.0%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock or voting power, as applicable.
**	Dr. Ward retired effective March 8, 2019.
(a)	Includes all shares of Class B common stock beneficially owned on an as-converted basis.
(1)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2018, a Form 4 filed with the SEC on December 12, 2018, and further based on company records, consists of 25,004 shares of Class A common stock and 278,309 shares of Class B common stock held by R. Kent McGaughy, Jr. over which he has sole voting and investment control, 4,591 shares of Class A common stock and 51,095 shares of Class B common stock held by Lagos Trust, of which Mr. McGaughy, Jr. is trustee and has shared voting and investment control with Emily M. McGaughy, 280 shares of Class A common stock and 3,109 shares of Class B common stock held by Traweek Children’s Trust, of which Mr. McGaughy, Jr. is trustee and has sole voting and investment control, 2,739 shares of Class A common stock and 30,478 shares of Class B common stock held in escrow for a charitable donee by AST, of which Mr. McGaughy, Jr. has sole voting control and shared investment control with the donee, an aggregate of 3,023,349 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. McGaughy, Jr. has shared voting and investment control with James W. Traweek, Jr., 25,341 shares of Class B common stock issuable pursuant to currently exercisable stock options and 2,461 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(2)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2018 and a Form 4 filed with the SEC on December 12, 2018, consists of 35 shares of Class A common stock and 380 shares of Class B common stock held by James W. Traweek, Jr. over which he has sole voting and investment control, 16,645 shares of Class A common stock and 185,263 shares of Class B common stock held by JET Land & Cattle Company, Ltd., of which Mr. Traweek, Jr. is the sole owner of the general partner and has sole voting and investment control, 7,056 shares of Class A common stock and 78,539 shares of Class B common stock held by 1 Thessalonians 5:18 Trust, of which Mr. Traweek, Jr. is trustee and has shared voting and investment control with Emily W. Traweek, 572 shares of Class A common stock and 6,364 shares of Class B common stock held by Esme Grace McGaughy Trust, of which Mr. Traweek, Jr. is trustee and has sole voting and investment control, 572 shares of Class A common stock and 6,364 shares of Class B common stock held by Mary Frances McGaughy Trust, of which Mr. Traweek, Jr. is trustee and has sole voting and investment control, 2,739 shares of Class A common stock and 30,478 shares of Class B common stock held in escrow for a charitable donee by AST, of which Mr. Traweek, Jr. has sole voting control and shared investment control with the donee, and an aggregate of 3,023,349 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. Traweek, Jr. has shared voting and investment control with R. Kent McGaughy, Jr.

(3)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2018 and a Form 4 filed with the SEC on December 12, 2018, consists of an aggregate of 3,023,349 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and R. Kent McGaughy, Jr. has shared voting and investment control with James W. Traweek, Jr., R. Kent McGaughy, Jr. and James W. Traweek, Jr. are the sole stockholders and directors of CPMG, Inc.

(4)

As described in that certain Schedule 13D/A, filed with the SEC on November 14, 2018 and further based on Company records, consists of 11,618 shares of Class A common stock and 129,308 shares of Class B common stock held by William E. Rose over which he has sole voting and investment control, 20 shares of Class A common stock and 215 shares of Class B common stock held by the Charlie Henry Rose 2001 Trust and 45 shares of Class A common stock and 492 shares of Class B common stock held by the John William Rose 2002 Trust, over which Mr. Rose is trustee and over which he has shared voting and investment control with Catherine Marcus, 180,909 shares of Class A common stock held by Montrose Investments I, L.P., of which Mr. Rose is the sole member and manager of Montrose Investments GP, LLC, its general partner, 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose Fidelity SEP IRA, which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes Evelyn P. Rose and Charles E. Gale, and 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn Potter Rose Survivor’s Trust (the “Survivor’s Trust”), which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes the Survivor’s Trust.  Mr. Rose also has beneficial ownership of 24,155 shares of Class B common stock issuable pursuant to currently exercisable stock options and 2,489 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(5)

As described in that certain Schedule 13D/A, filed with the SEC on November 14, 2018, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Ms. Rose serves as co-trustee with Charles E. Gale and over which she has shared voting and investment control, and 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose SEP IRA, for Ms. Rose’s benefit.

(6)

As described in that certain Schedule 13D/A, filed with the SEC on November 14, 2018, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Mr. Gale serves as a co-trustee with Evelyn P. Rose and over which he has shared voting and investment control, 13,517 shares of Class A common stock and 15,869 shares of Class B common stock held by Mr. Gale over which he has sole voting and investment control, and 29 shares of Class A common stock and 313 shares of Class B common stock held in an IRA for Mr. Gale’s benefit.

(7)

As described in that certain Schedule 13D/A, filed with the SEC on November 14, 2018, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Evelyn P. Rose and Charles E. Gale serve as co-trustees over which they share voting and investment control.

(8)

As described in that certain Schedule 13G/A, filed with the SEC on February 6, 2019, consists of 1,958,164 shares of Class A common stock held by certain subsidiaries of BlackRock Inc., over which BlackRock Inc. has sole investment control.  Of those shares, BlackRock Inc. has sole voting control over 1,910,563 shares of Class A common stock.

(9)

As described in that certain Schedule 13G, filed with the SEC on February 12, 2019, consists of 1,219,391 shares of Class A common stock held by Vanguard Group Inc., over which by Vanguard Group Inc. has sole investment control and 38,843 shares of Class A over which by Vanguard Group Inc. has shared investment control.  Of those shares, Vanguard Group Inc. has sole voting control over 37,643 shares of Class A common stock.

(10)

Consists of 105,084 shares of Class A common stock, consisting of 51,479 shares of Class A common stock held individually by Mr. Bass or jointly with Mr. Bass’s wife, 41,902 shares of Class A common stock held in trust for which Mr. Bass and his wife serve as co-trustees and 11,703 shares of Class A common stock held in a trust for the benefit of Mr. Bass, for which he serves as co-trustee, 20,204 shares of Class B common stock issuable pursuant to currently exercisable stock options and 2,173 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(11)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2018 and further based on Company records, consists of 179,823 shares of Class A common stock and 1,021,823 shares of Class B common stock held by Mr. Huff, consisting of 176,657 shares of Class A common stock and 710,806 shares of Class B common stock over which he exercises sole voting and investment control, 3,166 shares of Class A common stock and 35,234 shares of Class B common stock in a trust for which Mr. Huff has shared voting and investment control with his wife, 243,111 shares of Class B common stock issuable pursuant to currently exercisable stock options and 32,672 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(12)

Consists of 21,500 shares of Class B common stock issuable pursuant to currently exercisable stock options held by Mr. McClellan, Jr. and 2,000 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(13)

Consists of 27,172 shares of Class A common stock and 129,607 shares of Class B common stock held by Dr. Meyer over which he has sole voting and investment control, 167,773 shares of Class B common stock issuable pursuant to currently exercisable stock options and 17,083 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2108.

(14)

Consists of 1,780 shares of Class A common stock held by Mr. Nielsen over which he has sole voting and investment control, 26,846 shares of Class B common stock issuable pursuant to currently exercisable stock options and 2,821 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

(15)	Consists of 8,620 shares of Class A common stock held by Dr. Ward over which he has sole voting and investment control.
(16)

Consists of 4,449,581 shares of Class A common stock and 5,070,930 shares of Class B common stock beneficially owned by the directors and executive officers as of April 18, 2018, 869,237 shares of Class B common stock issuable to our directors and officers pursuant to stock options that are currently exercisable and 101,306 shares of Class B common stock issuable to our directors and officers pursuant to stock options that will become exercisable within 60 days after April 18, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC.  Based on our review of the filed reports, we believe that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2018.

REPORT OF THE AUDIT COMMITTEE

The audit committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems.  The audit committee operates under a written audit committee charter that has been adopted by the Board, a copy of which is available under “Investors>Documents & Charters” on our website at www.reatapharma.com.  All members of the audit committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards and rules of NASDAQ and the SEC.

No member of the audit committee is a professional accountant or auditor.  The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.  The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee oversees the Company’s financial reporting process on behalf of the Board.  The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting.  In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2018.  This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

The audit committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the committee pursuant to Auditing Standard No. 1301, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board.  The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The audit committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the audit committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit.  The audit committee met with the independent registered public accounting firm periodically to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Form 10-K for the fiscal year ended December 31, 2018.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act.  This report shall not be deemed incorporated by reference into any other filings under the Exchange Act or the Securities Act of 1933 except to the extent we specifically incorporate it by reference to such filing.

Submitted by the Audit Committee of the Board of Directors

William D. McClellan, Jr., Chairperson

James E. Bass

Jack B. Nielsen

William E. Rose

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting.  If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.  In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our second amended and restated bylaws, as described under “Stockholder Proposals.”

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy materials for the 2020 annual meeting of stockholders must be received by the Secretary of the Company no later than January 1, 2020, or otherwise as permitted by applicable law.  The form and substance of these proposals must satisfy the requirements established by the Company’s second amended and restated bylaws and the SEC.

Additionally, stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2020 annual meeting of stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, then such dates shall not be earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders).  A stockholder nomination or written notice of a stockholder proposal at the 2020 annual meeting of the stockholders not intended to be included in the proxy materials must be provided no earlier than February 13, 2020, and no later than March 14, 2020.  Notice must be tendered in the proper form prescribed by our second amended and restated bylaws.  Proposals not meeting the requirements set forth in our second amended and restated bylaws will not be entertained at the annual meeting.

Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the nominating and corporate governance committee, the committee that recommends nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with the information required by our second amended and restated bylaws, which includes: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director and such nominee’s written consent to serve as a director if elected and (b) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner), or qualifications of such nominee.  The nominating and corporate governance committee is not required to consider director candidates received after the applicable date or without the required information.  The nominating and corporate governance committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption “Proposal No. 1—Election of Directors—Nomination of Directors.” Director candidates who are then nominated by the Board will be included in the Company’s proxy statement for that annual meeting.

DELIVERY OF PROXY MATERIALS

Our 2018 annual report to stockholders for the fiscal year ended December 31, 2018, including audited financial statements, accompanies this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other information may be obtained without charge upon written request addressed 2801 Gateway Drive, Suite 150, Irving, Texas 75063 or by telephone at (469) 442-4772, in each case Attention: Secretary.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

APPENDIX A

REATA PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

LONG TERM INCENTIVE PLAN

1.Purpose.  The purpose of the Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan (the “Plan”) is to provide a means through which Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed.  A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.  Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, Substitute Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Awards, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, granted in isolation or combination, together with any other right or interest granted to a Participant under this Plan.

(c)“Award Agreement” means any written instrument (including any employment, severance, or change of control agreement) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

(f)“Change in Control” means the occurrence of any of the following events:

(i)A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2(f)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Section 2(f)(i), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change in Control.  This Section 2(f)(i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii)A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2(f)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Section 2(f)(i) above.

(iii)A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Any transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

For purposes of this Section 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option.  In addition, for purposes of this Section 2(f) and except as otherwise provided in an Award Agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Stockholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(g)“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

(i)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(j)“Effective Date” of the Plan as amended and restated is June 12, 2019, immediately after the receipt of stockholder approval of the Plan.

(k)“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock.  An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(n)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(o)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(p)“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(q)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(s)“Outstanding Prior Awards” means Options and shares of Restricted Stock granted under the Plan that are outstanding immediately prior to the Effective Date.

(t)“Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(u)“Performance Award” means a right, granted to an Eligible Person under Section 6(k) hereof, to receive Awards based upon performance criteria specified by the Committee.

(v)“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(w)“Qualified Member” means a member of the Committee who is (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(x)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(z)“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.

(aa)“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(bb)“Stock” means the Company’s Class A Common Stock, par value $0.001 per share, Class B Common Stock, par value $0.001 per share, such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8, and, if the Company has more than one class of Common Stock, then shares of any such class of Common Stock as the Committee may designate with respect to any Award.

(cc)“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

(dd)“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ee)“Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(ff)“Substitute Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

3.Administration.

(a)Authority of the Committee.  The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Subject to the express provisions of the Plan, Rule 16b-3, if applicable, and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Subject to Rule 16b-3  and the Nonqualified Deferred Compensation Rules, in each case, as applicable, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  Notwithstanding the foregoing, the Committee shall not have any discretion to (A) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules or (B) take any action that would violate any applicable law.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)Manner of Exercise of Committee Authority.  It is the intent of the Company that, to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan.  Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) and (iv) hereof or other Persons claiming rights from or through a Participant.  For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company.

(c)Delegation of Authority.  The Committee may delegate (A) to any officer of the Company, irrespective of whether or not the officer is also a member of the Board, the power to perform administrative functions and grant all types of Awards under the Plan so long as the resolutions of the Board or Committee delegating such authority specifies (1) the total number of Awards that the officer may grant, and (2) with respect to Awards of Restricted Stock or Stock Awards, the time period during which such Awards may be granted and a minimum amount of consideration for which the Awards may be issued and (B) to any individual member of the Board (including an officer of the Company that serves as a member of the Board), any or all of the Committee’s powers and duties under the Plan, including the power to perform administrative functions and grant all types of Awards under the Plan, in the case of both (A) and (B), subject to such additional terms or limitations as the Committee shall provide and only to the extent that such delegation will not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company.  Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company or member of the Board to whom such powers have been delegated by the Committee.  Any such delegation shall not limit such officer or director’s right to receive Awards under the Plan; provided, however, the officer or director may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company or an Affiliate.  The Committee may also appoint agents to assist it in administering the Plan that are not executive officers of the Company or members of the Board, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)Participants in Non-U.S. Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange.  For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan as of the Effective Date shall be 6,804,443 shares (“the Share Pool”); provided, however, that the shares of Stock reserved and available for issuance in connection with Awards under this Plan shall be available for issuance only in connection with shares of Stock issued in connection with Outstanding Prior Awards and shares of Stock issued in connection with Awards granted on or after the Effective Date.  On January 1, 2020 and January 1 of each calendar year occurring thereafter and prior to the expiration of the Plan, the Share Pool will automatically be increased by an amount equal to four percent (4%) of the number of shares of Stock outstanding on a fully diluted basis as of the close of business on the immediately preceding December 31 (calculated by adding to the number of shares of Stock outstanding (of all classes of Common Stock), all outstanding securities convertible into Stock (of all classes of Common Stock) on such date on an as converted basis).  Notwithstanding the foregoing, the Committee may act prior to January 1 of a given year to provide that there will be no such automatic increase in the Share Pool for such year or that the increase in the Share Pool for such year will be lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence.  For purposes of clarity, the only shares of Stock that will count against the share limit calculated pursuant to this Section 4(a) are shares of Stock issued in connection with Awards granted after the Effective Date and shares of Stock issued in connection with Outstanding Prior Awards.  Notwithstanding the number of shares of Stock available in the Share Pool, no more than 6,804,443 shares of Stock will be available for issuance in connection with Incentive Stock Options under the Plan.

(b)Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan and not subject to Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Issued under Awards.  Shares of Stock subject to an Award under this Plan (including any Outstanding Prior Award) that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards, will again be deemed reserved and available for issuance under this Plan.

(d)Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect, an Eligible Person who is serving as a member of the Board and who is not an employee of the Company may not be granted Awards having a value, determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification 718, on the date of grant in excess of $1,000,000 multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable.

6.Specific Terms of Awards.

(a)General.  Awards may be granted on the terms and conditions set forth in this Section 6.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.  The Committee may provide in an Award Agreement terms and conditions that are more beneficial to a Participant than are otherwise provided by the Plan if the Committee determines that such terms and conditions (i) are not expressly prohibited by the Plan, (ii) will not invalidate an exemption from section 16 of the Exchange Act with respect to the grant, settlement or exercise of an Award, (iii) will not subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, (iv) will not prevent the qualification of an Incentive Stock Option as such within the meaning of section 422 of the Code, and (v) will neither violate nor require stockholder approval under any applicable law or the standards or rules of the securities exchange upon which the Stock is traded.  Further, notwithstanding any provision of the Plan or an Award Agreement, a Participant can consent to terms under or with respect to an Award or the Stock issuable pursuant to an Award that are less beneficial to the Participant than the terms of the Plan or an Award Agreement.

(b)Options.  The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i)Exercise Price.  Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that, except as provided in Section 6(j), the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d).  In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.  No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO).

(iii)ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code.  ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company.  Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders.  Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)Grant Price.  Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)Time and Method of Exercise and Settlement.  Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR.  SARs may be either free-standing or in tandem with other Awards.  No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(iv)Rights Related to Options.  An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised.  The Option shall then cease to be exercisable to the extent surrendered.  SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules.  Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)Award and Restrictions.  Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)Settlement.  Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant).  Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of RSUs vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)Stock Awards.  The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award).  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested.  Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h)Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company.  The Committee shall determine the terms and conditions of such Other Stock-Based Awards.  Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)Cash Awards.  The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(j)Substitute Awards; No Repricing.  Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company.  Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company.  Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.  Except as provided in this Section 6(j) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

(k)Performance Awards.  The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award.  Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.  The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

7.Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)Except as provided in Section 7(a)(iii) and (iv) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.  Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)Except as provided in Section 7(a)(iii) and (iv) below, no Award other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements.  Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f)Termination of Service.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate shall be specified in the applicable Award Agreement.

8.Amendment; Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)Amendments to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b)Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.  In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c)Subdivision or Consolidation of Shares.  The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Section 4 (including the annual increase in such share limit) and Section 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Section 4 (including the annual increase in such share limit) and Section 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly provide each affected Participant with such notice.

(d)Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(e)Additional Issuances.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f)Change in Control and Other Events.  Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, upon a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change in Control, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent or Cash Award) equal to the Change in Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change in Control Price, such award may be canceled for no consideration; or (iv) make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, provided, that such adjustment may not materially and adversely affect the rights of a Participant, as determined in the sole discretion of the Committee, without the consent of such Participant (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards, and (y) the adjustment as to the number and price of shares of Stock or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g)Change in Control Price.  The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(g), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(g) or in Section 8(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

9.General Provisions.

(a)Tax Withholding.  The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate.  Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award

(or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(b)Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law; Submission to Jurisdiction.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under this Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas County, Texas.

(d)Severability and Reformation.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.  If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code, in each case, only to the extent such sections of the Code are applicable.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.  Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan.  No employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h)Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i)Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k)Conditions to Delivery of Stock.  Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed.  At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)Section 409A of the Code.  It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly.  Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such.  In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules.  Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date.  Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date.  The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m)Clawback.  This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(n)Amendment and Restatement.  As of the Effective Date, this amendment and restatement of the Plan supersedes and replaces in all respects the Amended and Restated Reata Pharmaceuticals, Inc. Long Term Incentive Plan, as in effect immediately prior to the Effective Date.

(o)Plan Effective Date and Term.  This Plan, as amended and restated, was adopted by the Board on the Effective Date, to be effective on the Effective Date.  No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date.  However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

REATA Pharmaceuticals Date: June 12, 2019 Time: 8:00 a.m. (Central Daylight Time) Place: 5320 Legacy Drive Plano, TX 75024 AnnUAL MEETING OF Reata Pharmaceuticals, Inc. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears hereon.  If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy.  Authorized Signatures - This section must be completed for your Instructions to be executed. For For For For For Against Abstain For Against Abstain Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only 01 J. Warren Huff 02 Jack B. Nielsen Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3. 1: Election of Class I Directors For 2: To approve the Second Amended and Restated Long Term Incentive Plan. 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. 4: The transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. To attend the meeting and vote your shares in person, please mark this box.  Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears hereon.  If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy. Please separate carefully at the perforation and return just this portion in the envelope provided.  Annual Meeting of Reata Pharmaceuticals, Inc. to be held on Wednesday, June 12, 2019 8:00 a.m (Central Daylight Time) for Holders as of April 18, 2019 This Proxy is Solicited on Behalf of the Board of Directors INTERNET VOTE BY: TELEPHONE Go To www.proxypush.com/RETA • Cast your vote online. • Have your Proxy Card/Voting Instruction Form Ready. • View Meeting Documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR The undersigned hereby appoints J. Warren Huff and Jason D. Wilson, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes them, and each of them, to attend the Annual Meeting of Stockholders, or the Annual Meeting, on Wednesday, June 12, 2019 at 8:00 a.m. (Central Daylight Time) at the offices of Reata Pharmaceuticals, Inc. at 5320 Legacy Drive, Plano, TX 75024 and any adjournment or postponement thereof, and to vote the number of shares of common stock of Reata Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting upon the matters specified herein and to vote in their discretion upon such other matters as may be properly brought before the Annual Meeting, revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. PROXY TABULATOR FOR Reata Pharmaceuticals, Inc. P.O. BOX 8016 CARY, NC 27512-9903

Revocable Proxy — Reata Pharmaceuticals, Inc.  Annual Meeting of Stockholders June 12, 2019 8:00 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints J. Warren Huff and Jason D. Wilson, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes them, and each of them, to attend the Annual Meeting of Stockholders, or the Annual Meeting, on Wednesday, June 12, 2019 at 8:00 a.m. (Central Daylight Time) at the offices of Reata Pharmaceuticals, Inc. at 5320 Legacy Drive, Plano, TX 75024 and any adjournment or postponement thereof, and to vote the number of shares of common stock of Reata Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting upon the matters specified herein and to vote in their discretion upon such other matters as may be properly brought before the Annual Meeting, revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provide